Exhibit 23.4


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of PhyMatrix Corp. on Form S-8 of our report dated May 28, 1997 (relating to the combined financial statements of Clinical Studies Ltd. and Clinical Marketing Ltd. for the fiscal years ended December 31, 1996 and 1995) appearing in the Current Report of PhyMatrix Corp. on Form 8-K dated October 6, 1997.



DELOITTE & TOUCHE LLP
Boston, Massachusetts
November 24, 1997